Exhibit 10.03

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made, and entered into, effective as of the 15th day of February, 2001, by, and between, Canadian Rockport Homes, Ltd., a British Columbian corporation ("CRH") and TWiC Housing Corp., a British Columbian Corporation ("TWiC"). This Asset Purchase Agreement hereby modifies and supersedes the Letter of Intent between the parties, dated February 17, 2000. With respect to any differences between the terms of the Letter of Intent and the terms of this Agreement, the terms and conditions of this Agreement shall govern and control.

                                    RECITALS:

     A. TWiC owns the assets described in detail in paragraph 2 of this Agreement ("Assets").

     B. CRH desires to purchase, and TWiC desired to sell, the Assets on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto agree as follows:

(1)     Effective  Date.  The  effective  date  of  the Agreement shall be as of
        ---------------
February 15, 2001 and all Assets shall be transferred by TWiC to CRH on that date.

(2)     Purchase  and  Sale.  Subject  to  the  terms  and  conditions contained
        -------------------
herein, TWiC hereby transfers and sells to CRH, and CRH hereby purchases from TWiC, the Assets, as hereinafter defined.

     As used herein, the term "Assets" shall include all intellectual property assets of TWiC, including, without limitation, all intellectual property used in connection with the TWiC System for the construction of housing. Such intellectual property includes, without limitation, all right, title and interest of TWiC in, and to, all such registered and unregistered patents, trade and brand names, copyrights, designs, industrial property, restrictive covenants, software, trademarks and servicemarks, patents, trade processes and procedures, all developmental products and prototypes, processes, and, specifically, the trade name "TWiC". The term "Assets" also includes all improvements to, modifications of, derivatives from and developments to (whether theoretical, in development, or completed) any intellectual property or technology.

     A list of the Assets described above in this paragraph 2 is attached hereto as Exhibit "A". Exhibit "A" has been prepared by TWiC.

(3)     Purchase  Price.  Upon closing, CRH shall pay to TWiC or TWiC's designee
        ---------------
2,000,000 shares of the restricted common stock of Canadian Rockport Homes International, Inc., a Delaware corporation which is not currently publicly trading.

(4)     Non-Interference.  After  the  closing  of this Agreement, TWiC shall do
        ----------------
nothing which shall interfere in any way with the ability of Canadian Rockport International, Inc. or any of its subsidiaries, including CRH, to transact business. TWiC further agrees not to compete with Canadian Rockport International, Inc. or any of its subsidiaries, including, without limitation, CRH, in manufacturing, marketing, licensing, distributing, selling, or developing buildings of any sort using the TWiC System or any derivative thereof.

(5)     Representations and Warranties of TWiC.  TWiC and its principals warrant
        --------------------------------------
and  represent  that:

     (a) TWiC is legally authorized to enter into this Agreement and TWiC's entry into this Agreement will not violate any other agreement, covenant, or condition to which TWiC or any of its principals is a party;

     (b) TWiC owns all right, title and interest in the Assets, including all intellectual property rights in the TWiC System. There are no liens or encumbrances on any of the Assets. There is no person other than TWiC which owns or claims to own any right, title, or interest in the Assets. No current or former ownership, officer, employee, agent, or consultant of TWiC owns, or claims to own, any right, title, or interest in any of the Assets being sold herein;

     (c) Except as provided herein, there is no threatened or pending litigation or claim against TWiC or affecting the Assets in any way;

     (d) All of the records and documents, including financial records provided to CRH by TWiC are genuine, accurate, and what they purport to be. TWiC is aware of no claim that the TWiC System being acquired by CRH in this Agreement does not function as represented by TWiC;

     (e) TWiC has not transferred, assigned, sold, liened, or encumbered any right, title, or interest in any intellectual property, including the TWiC System, during the past twenty (20) years;


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     (f) TWiC and its principals shall execute any document reasonably necessary to transfer the assets being acquired herein, including any documents necessary to transfer any patent held by TWiC;

     (g) TWiC has taken and will take all reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property Rights transferred in accordance with this Agreement. TWiC has not taken any action or, to its knowledge, failed to take any action that directly or indirectly caused the proprietary information contained in the Assets to enter the public domain or to, in any way, cause the value or TWiC's absolute and unconditional ownership thereof be affected;

     (h) TWiC is an accredited investor as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended;

     (i) The use of the Assets as contemplated by this Agreement and the transfer of the Assets by TWiC to CRH shall not infringe or conflict with the rights of any third person under U.S. or Canadian law or under the law of Intellectual Property Rights anywhere else in the world;

     (j) TWiC has complied with, and is not in violation of any applicable federal, state, or local statute, law, rule, or regulation affecting any of its assets or its business; and

     (k) The representations and warranties of TWiC shall survive on the closing of the Agreement.

(6)     Representations  and  Warranties  of  CRH.  CRH  warrants and represents
        -----------------------------------------
that:

     (a) CRH is legally authorized to enter into this Agreement and CRH's entry into this Agreement will not violate any other agreement, covenant, and condition to which CRH is a party;

     (b) CRH is a corporation formed, existing, and in good standing under, and by virtue of, the laws of the Province of British Columbia, Canada;

     (c) One Hundred Million (100,000,000) Shares of common stock, with a par value of $.001, is currently authorized and no preferred stock is currently authorized by Canadian Rockport International, Inc.; and

     (d) The representations and warranties of CRH will survive on the closing of the Agreement.

(7)     Parties to Bear Own Costs.  CRH and TWiC shall each bear their own costs
        -------------------------
and expenses with respect to the negotiations, preparation and entry into this Agreement. CRH and TWiC also represent that there are, and were, no brokers involved.

(8)     Bulletin  Board  Stock.  It  is  anticipated  that  Canadian  Rockport
        ----------------------
International, Inc. shall be trading on the NASD Bulletin Board subsequent to the approval of its S-1 registration and the completion of the offering so registered. It is further intended that Canadian Rockport International, Inc. will ultimately be listed on the NASDAQ.

(9)     Compensation  to  TWiC.  As  consideration for the Assets transferred in
        ----------------------
accordance with paragraph 2, TWiC shall be paid 2,000,000 shares of restricted common stock as set forth in paragraph 3. Such stock shall be legended so that it cannot be sold or transferred except in accordance with the following timetable:

     (a) 100,000 shares three (3) months after the commencement of trading. These shares shall be registered in order to permit them to be tradeable on such date;

     (b) 100,000 shares six (6) months after the commencement of trading. These shares shall be registered in order to permit them to be tradeable on such date;

     (c) 100,000 shares nine (9) months after the commencement of trading. These shares shall be registered in order to permit them to be tradeable on such date;

     (d) 100,000 shares twelve (12) months after the commencement of trading. This stock should be tradeable in accordance with Rule 144;

     (e) 200,000 shares eighteen (18) months after the commencement of trading. This stock should be tradeable in accordance with Rule 144;

     (f) 200,000 shares two (2) years after the commencement of trading. This stock should be tradeable in accordance with Rule 144;

     (g) 400,000 shares three (3) years after the commencement of trading. This stock should be tradeable in accordance with Rule 144; and


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     (h)  All  untraded  stock four (4) years after the commencement of trading.
This  stock  should  be  tradeable  in  accordance  with  Rule  144.

(10)     Restriction  on Sale.  TWiC agrees and understands that neither CRH nor
         --------------------
Canadian Rockport International, Inc. can guarantee that TWiC or its designee shall be able to sell its shares at any specific time or any specific price and that the ability of TWiC to sell its shares shall be governed by the prevailing market conditions and securities law at the time of the proposed sale.

(11)     Lombard Developments, Inc.  CRH shall reasonably cooperate with Lombard
         --------------------------
Developments, Inc. to develop the use of TWiC technology in Jamaica. However, Lombard Developments, Inc. shall be required to enter into a reasonable contract to protect the trade secret and confidential nature of the technology and to reimburse CRH for its efforts on behalf of Lombard Developments, Inc.

(12)     Applicable  Law.  The  rights  and obligations of the parties shall, at
         ---------------
all times, be subject to the requirements of applicable securities laws, rules, and regulations.

(13)     Price  Assurance.     CRH  guarantees TWiC that the market price of the
         ----------------
Canadian Rockport Homes International Stock being received by TWiC under this Agreement shall exceed $2.50 Canadian within four years of the commencement of trading. If the Stock does not reach such price within such period, CRH shall provide TWiC with sufficient additional Canadian Rockport Homes International Stock in order that the number of additional shares plus 2,000,000 times the highest market price of such stock during the four year period equals $5,000,000 Canadian.

(14)     Notices.  All  notices  or  other  communications required or permitted
         -------
hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, or sent by facsimile transmission and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice; (ii) if sent by certified or registered mail, three (3) business days after the date of mailing; (iii) if given by telegraph, one (1) business day after the date delivered to the telegraph company, with charges prepaid; or (iv) if given by facsimile transmission, the date transmitted. Any notice, request, demand, direction or other communication sent by telegraph or facsimile transmission must be perfected within forty-eight
(48) hours by mailing a copy in the United States Mail, first class, postage prepaid.

          To  TWiC:      Harry  Gordon,  President
                         TWiC  Housing  Corp.
                         #309  -  7600  Moffatt
                         Richmond,  B.C.
                         V6Y  3Y1  Canada

          To  CRH:       William  R  Malone,  President
                         Canadian  Rockport  Homes,  Ltd.
                         Suite  507
                         700  W.  Pender  Street
                         Vancouver,  B.C.
                         V6C  1G8  Canada

Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not effect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

(15)     Severability.  Each  and every provision of this Agreement is severable
         ------------
from each and all of the other provisions of this Agreement. In the event that any provision of this Agreement is for any reason unenforceable, the balance of the Agreement shall nonetheless remain in full force and effect.

(16)     Entire  Agreement.  This Agreement constitutes the entire understanding
         -----------------
and agreement of the parties with respect to the subject matters referred to herein. No representation, covenant, undertaking, promise, or other prior or contemporary agreement, whether oral or written, respecting such subject matters, which is not specifically contained herein, shall be deemed in any way to exist or bind any of the parties hereto. The parties hereto acknowledge that each party has not executed this Agreement in reliance on any promise, representation, or warranty, which is not contained herein.

(17)     Construction.  This  Agreement shall not be construed against the party
         ------------
preparing it, but shall be construed as if all parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party. The Agreement is to be performed in the County of Los Angeles, State of California, and shall be interpreted, enforced and governed by, and under, the laws of the State of California. Any action with respect to or relating to the subject matter of this Agreement shall only be filed in United States District Court or the California Superior Court sitting in the County of Los
Angeles,  State  of  California.


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(18)     Modification.  This  Agreement shall not be modified by either party by
         ------------
any oral representation or agreement made before, or after, the execution of this Agreement. All modifications to this Agreement must be in writing and signed by each party hereto.

(19)     Binding on Successors and Assigns.  This Agreement shall be binding on,
         ---------------------------------
and shall inure to the benefit of, the parties and to their respective heirs and legal representatives, successors, and assignees.

(20)     Cooperation.  The  parties  agree  to  perform  any and all acts and to
         -----------
execute and deliver, upon request, any and all documents reasonably necessary or convenient to carry out the terms of this Agreement.

(21)     Guaranties.  Canadian  Rockport  Homes  International  Inc.  hereby
         ----------
guarantees the obligations of Canadian Rockport Homes Ltd to TWiC Housing Corp. under the terms of this agreement.

(22)     Terms  of  Engagement  of  R.  Zeeman.  All  funds  in  U.S.  dollars.
         -------------------------------------

     Duties - Ron Zeeman will be responsible to the CRH Director of Technology for supply of "technology" proprietary molds, and for training in production of pre cast concrete. The molds will be fabricated by Zeeman Ironworks and the engagement of RZ will be realized by the engagement of Zeeman Ironworks for the supply of molds and for the engagement of Ron Zeeman and his crew for site assembly and training.

     Availability - Ron Zeeman will operate from his Zeeman Ironworks office, providing his presence where and when needed for execution of his duties.

     Remuneration - mold steel fabrication at $2.00 per lb. Plus mechanics, electrics at cost plus 30% if conditions mandate molds be fabricated outside of Canada then fee $10,000 per mold will be paid to Zeeman Iron Works for organizing and supervising production.

     Zeeman Iron Works will bill in addition to travel and subsistence costs, $60 per hour for Ron Zeeman and $40 per hour for other personnel for services of assembly and training at new plant sites.

     All rates and fees to be adjusted January 1 for U.S. inflation and exchange. R. Zeeman will be given options to purchase 50,000 share @ $2.00 per share of Canadian Rockport Homes International Inc.

     Term of engagement - for 3 years commencing September 1, 2001 excluding the first 16 mold contract with TWiC Housing Corp.

     Renewal of engagement - After the three year term, annually by mutual consent.

     This paragraph is intended to outline the terms of the existing agreement between R. Zeeman and CRH and it is not intended to create any new rights.

(23)     Terms  of  Engagement  of H. Gordon P. Eng.  All funds in U.S. dollars.
         ------------------------------------------

     Duties - Harry Gordon, as head of technology, will be responsible to the CRH, CEO, and the Board of directors for overseeing all technical activities in the "TWiC System" including the training of his replacement.

     Availability - Harry Gordon will operate from his home office, providing his presence where and when needed for execution of his duties.

     Remuneration - $150 per billed hour and expenses paid to Harry Gordon. Billed hours shall not exceed 1000 per annum nor be less than 30 per month. Hourly rate to be adjusted annually for inflation, exchange rate, justification.

     H Gordon will be given options to purchase 50,000 shares @ $2.00 per share of Canadian Rockport homes International Inc.

     Terms  of  engagement  -  for  one  year  commencing  September  1,  2001.

     Renewal  of  engagement  -  annually  by  mutual  consent.

     This paragraph is intended to outline the terms of the existing agreement Between H. Gordon and CRH and it is not intended to create any new rights.

(24) Exclusive right of CRH to employ for advise and support on the TWiC System the following parties that have acquired knowledge and experience in the development of the technology.

     However such employment shall be the sole option of Canadian Rockport Homes Ltd.


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     TWiC  Housing  Corp., its principles P. Zeeman, H. Gordon P. Eng, R. Zeeman

          12345-3  Rentals  and  its  employees

          Zeeman  Steel  Fabricators

          Barbara  Gordon,  Architect

          Perching  Balayo,  P.  Eng.

          CRH right to inspection and access to the buildings and pilot plant of 12345-3 rentals, 104th Avenue, Surrey, B.C.

This paragraph is intended to outline the terms of the pre-existing relationship between TWiC and CRH and it is not intended to create any new rights.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   TWiC  HOUSING  CORP.



                                   By:  /s/  Harry  Gordon
                                      ----------------------------------------
                                             Harry  Gordon,  President


                                   CANADIAN  ROCKPORT  HOMES,  LTD.



                                   By:  /s/  William Malone
                                      ----------------------------------------
                                             William R. Malone, President


                                   CANADIAN ROCKPORT HOMES, INTERNATIONAL INC.



                                   By:  /s/  Nelson  Riis
                                      ----------------------------------------
                                             Nelson  Riis,  President

                                    Exhibit A

LIST  OF  ASSETS  TO  BE  TRANSFERRED  FROM  TWiC  HOUSING  CORP. TO NEW COMPANY

The assets being transferred from TWiC Housing Corp. consist of everything related to the Intellectual Property knowledge and application rights for development and application of equipment and procedures developed by TWiC Housing Corp. for construction of "thin wall" configurations using pneumatically applied concrete where "thin wall" refers to thickness equal to or less than two inches. The exclusive right to these assets herein defined as "the TWiC System" includes but are not limited to the following:

1.   Existing  patents presently assigned to TWiC Housing Corp. and Harry Gordon

2.   All  copyright  documents  held  by  TWiC  Housing  Corp.

3.   The  trademark  name  "TWiC"

4.   TWiC  Housing  Corp.  historic,  and  technical  documents

5. Computer files of drawings for fabrication of molds and other proprietary equipment

6.   Computer  files of structures and buildings designed to use the TWiC system

7.   Computer  files  of  TWiC  technical  and  promotional  correspondence

8.   Custom  design  and  custom  estimating  computer  programs  and  files

9. Exclusive right to employ for advise and support on the TWiC System the following parties that have acquired knowledge and experience in the development of the technology:

          TWiC Housing Corp., its principles P. Zeeman, H. Gordon P. Eng, R. Zeeman
          12345-3  Rentals  and  its  employees
          Zeeman  Steel  Fabricators
          Barbara  Gordon,  Architect
          Perching  Balayo,  P.  Eng.

10.  Inspection  access  to  the  buildings  and  pilot plant of 12345-3 rentals

11.  All  Intellectual  Property  related  to  TWIC  Technology



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